SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2005

          Hanover Direct, Inc.

(Exact Name of Registrant as Specified in Charter)

     1-12082

(Commission File Number)

Delaware	13-0853260

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

1500 Harbor Boulevard Weehawken, New Jersey	07086

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 863-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are merely predictions of future events, many of which are beyond management’s control.

Section 8. Other Events

Item 8.01. Other Events

      (a) Previously, Hanover Direct, Inc. (the “Company”) reported that it believed that the audit of the Company’s 2004 fiscal year end financial statements would be complete by the middle of June 2005. The Company has not finalized its financial statements and the 2004 year end audit has not been completed and as a consequence, the Company is not yet in a position to file its Annual Report on Form 10-K or its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 25, 2004 and March 26, 2005.

      The Company is continuing to work closely with KPMG LLP (“KPMG”), its independent registered public accounting firm, to complete its September 25, 2004 quarterly and December 25, 2004 annual financial statements and KPMG’s respective review and audit. Management believes that its financial statements, and KPMG’s review and audit will be completed in short order and that it will be able to file the Form 10-Q for the fiscal period ended September 25, 2004 and the 2004 Form 10-K shortly after these procedures are completed. The first quarter 2005 Form 10-Q will be filed a few weeks after the filing of the Form 10-Q for the fiscal period ended September 25, 2004 and the 2004 Form 10-K, and the Form 10-Q for the fiscal period ended June 25, 2005 will be filed on a timely basis.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 Press Release, dated June 15, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC. (Registrant)

June 15, 2005	By:	/s/ John Swatek

Name: John Swatek Title: Senior Vice President, Chief Financial Officer & Treasurer